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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 26, 2000


                         FLEXTRONICS INTERNATIONAL LTD.
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               (Exact Name of Registrant as Specified in Charter)


                                    Singapore
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                 (State or Other Jurisdiction of Incorporation)


         0-23354                                        Not Applicable
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       (Commission                                       (IRS Employer
       File Number)                                   Identification No.)


   11 Ubi Road 1, #07-01/02, Meiban Industrial Building, Singapore     408723
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          (Address of Principal Executive Offices)                   (Zip Code)


                                  (65) 844-3366
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5: OTHER EVENTS.

        On June 7, 2000, Flextronics International Ltd. ("Flextronics") issued a press release announcing its intention to raise approximately $450 million through a private offering of senior subordinated notes, denominated in both dollars and euros, to qualified institutional buyers. On June 27, 2000, Flextronics issued a press release announcing that it sold a total of $645 million gross proceeds through a private offering of senior subordinated notes. The size of the offering was increased from the $450 million previously disclosed. Flextronics sold $500 million aggregate principal amount of 9.875% Senior Subordinated Notes due 2010 and E 150 million of 9.75% Senior Subordinated Notes due 2010. Copies of the press releases are filed as Exhibits
99.01 and 99.02 to this report and are incorporated into this report by reference.


ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits

        The following exhibits are filed herewith:


           EXHIBIT
            NUMBER     DESCRIPTION
           --------    -----------
            99.01      Press release dated June 7, 2000.

            99.02      Press release dated June 27, 2000.


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                                    SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FLEXTRONICS INTERNATIONAL LTD.



Date:  June 27, 2000                    By: /s/ Robert R.B. Dykes
                                            ----------------------------------
                                                Robert R.B. Dykes
                                                President, Systems Group and
                                                Chief Financial Officer

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                                  EXHIBIT INDEX




EXHIBIT
 NUMBER         DESCRIPTION
--------        -----------
  99.01         Press release dated June 7, 2000.

  99.02         Press release dated June 27, 2000.